UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3038279
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 W Walnut Street, 5th Floor

Pasadena, California 91103

(Address of Principal Executive Offices) (Zip code)

Dine Brands Global, Inc. 2019 Stock Incentive Plan

(Full Title of the Plan)

Christine K. Son

Senior Vice President, Legal, General Counsel and Secretary

Dine Brands Global, Inc.

10 W Walnut Street, 5th Floor

Pasadena, California 91103

(Name and address of agent for service)

(818) 240-6055

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

NOTE

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Dine Brands Global, Inc. (the “Corporation”), relating to 1,421,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees, non-employee directors, consultants, independent contractors and agents of the Corporation and its affiliates under the Dine Brands Global, Inc. 2019 Stock Incentive Plan, as amended effective May 14, 2025 (the “Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Corporation’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2019 (Registration No.  333-231473) and March 1, 2023 (Registration No. 333-270157) (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents of the Corporation filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the Commission on March 5, 2025;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 7, 2025;

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 6, 2025;

(d)	Current Reports on Form 8-K, filed with the Commission on February 5, 2025, February 21, 2025, May 14, 2025, May 19, 2025, May 27, 2025, June 5, 2025, June 17, 2025 and August 6, 2025; and

(e)

The description of the Common Stock contained in the Corporation’s Registration Statement on Form S-3 (Registration No. 333-160836) originally filed with the Commission on July 28, 2009, including Exhibit 4.3 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the Commission on February 24, 2020, and any other amendment or report filed for the purpose of updating such description.

All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement or the related prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Dine Brands Global, Inc. (Exhibit 3.1 to the Corporation’s Form 8-K filed with the Commission on May 15, 2023 is incorporated herein by reference).

4.2	Amended and Restated Bylaws of Dine Brands Global, Inc. (Exhibit 3.1 to the Corporation’s Form 8-K filed with the Commission on September 8, 2023 is incorporated herein by reference).

4.3	Dine Brands Global, Inc. 2019 Stock Incentive Plan, as amended (Appendix B to the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 28, 2025 is incorporated herein by reference).

5.1*	Opinion of Christine K. Son, as to the legality of the securities being registered

23.1*	Consent of Christine K. Son (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (contained in the signature page to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 3rd day of September, 2025.

DINE BRANDS GLOBAL, INC.

By:	/s/ John W. Peyton
Name:	John W. Peyton
Title:	Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Peyton, Vance Y. Chang and Christine K. Son, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of September, 2025.

Signatures	Title

/s/ John W. Peyton John W. Peyton	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Vance Y. Chang Vance Y. Chang	Chief Financial Officer (Principal Financial Officer)

/s/ Allison Hall Allison Hall	Chief Accounting Officer (Principal Accounting Officer)

/s/ Howard M. Berk Howard M. Berk	Director

/s/ Richard J. Dahl Richard J. Dahl	Director

/s/ Michael C. Hyter Michael C. Hyter	Director

/s/ Douglas M. Pasquale Douglas M. Pasquale	Director

/s/ Martha C. Poulter Martha C. Poulter	Director

/s/ Matthew T. Ryan Matthew T. Ryan	Director

/s/ Arthur F. Starrs Arthur F. Starrs	Director

/s/ Lilian C. Tomovich Lilian C. Tomovich	Director